Exhibit 99.1

NEWS	FOR IMMEDIATE RELEASE

FIRST AMERICAN FINANCIAL REPORTS third quarter 2023 Results

SANTA ANA, Calif., Oct. 26, 2023 – First American Financial Corporation (NYSE: FAF), a premier provider of title, settlement and risk solutions for real estate transactions and the leader in the digital transformation of its industry, today announced financial results for the third quarter ended Sept. 30, 2023.

Current Quarter Highlights

•
Earnings per diluted share of ($0.02), or $1.22 per share on an adjusted basis

- Net investment losses of $164 million, or $1.17 per diluted share, primarily due to unrealized losses recognized in the venture portfolio and changes in the fair market value of equity securities

•
Total revenue of $1.5 billion, down 19 percent compared with last year
•
Title Insurance and Services segment investment income of $142 million, up 35 percent compared with last year
•
Title Insurance and Services segment provision for policy losses and other claims reduced to 3.0 percent of title premiums and escrow fees, down from the previous loss rate of 3.5 percent
•
Title Insurance and Services segment pretax margin of 10.5 percent, or 12.0 percent on an adjusted basis
•
Commercial revenues of $160 million, down 39 percent compared with last year
•
Home Warranty segment pretax margin of 8.7 percent, or 9.3 percent on an adjusted basis
•
Debt-to-capital ratio of 29.7 percent, or 23.5 percent excluding secured financings payable of $530 million
•
Cash flow from operations of $219 million, compared with $302 million last year
•
Raised common stock dividend by 2 percent to an annual rate of $2.12 per share

Selected Financial Information

($ in millions, except per share data)

	Three Months Ended
	September 30,
	2023	2022
Total revenue	$1,481.2	$1,824.3
Income/(loss) before taxes	$(1.7)	$(3.2)

Net income/(loss)	$(1.7)	$2.0
Net income/(loss) per diluted share	$(0.02)	$0.02

Adjusted net income	$128.2	$176.8
Adjusted net income per diluted share	$1.22	$1.68

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First American Financial Reports Third Quarter 2023 Results

Total revenue for the third quarter of 2023 was $1.5 billion, down 19 percent compared with the third quarter of 2022. Net loss in the current quarter was $2 million, or 2 cents per diluted share, compared with net income of $2 million, or 2 cents per diluted share, in the third quarter of 2022. Net investment losses in the current quarter were $164 million, or $1.17 per diluted share, compared with net investment losses of $226 million, or $1.60 per diluted share, in the third quarter of last year. The net investment losses in both periods were primarily due to unrealized losses recognized in the company's venture portfolio. Adjusted net income in the current quarter was $128 million, or $1.22 per diluted share, compared with $177 million, or $1.68 per diluted share, in the third quarter of last year.

“The rapid increase in interest rates to levels not seen in many years continues to produce challenging market conditions,” said Ken DeGiorgio, chief executive officer at First American Financial Corporation. "With housing affordability currently at its lowest point in over three decades, existing home sales this year have declined to the slowest annual pace since the global financial crisis. Moreover, sales volumes in the commercial market have reverted to pandemic-low levels, and are down approximately 50% from the peak year of 2021. Despite these historically difficult conditions, our continued focus on expense management and strong growth in net investment income enabled us to deliver a pretax title margin of 10.5 percent this quarter, or 12.0 percent on an adjusted basis.

“We expect that difficult market conditions will persist well into next year and continue to weigh on both our residential and commercial businesses. However, our financial discipline and strong balance sheet allow us to continue to invest in strategic initiatives that support long-term growth, while returning capital to shareholders. This quarter, we raised the common stock dividend and continued to repurchase shares, which we have accelerated in October.

"Given the importance of people to our business, I am pleased that First American has been named one of the Best Workplaces for Women by Great Place to Work® and Fortune magazine for the eighth consecutive year. This accomplishment is a tribute to our world-class culture and our workforce, approximately two-thirds of which are women."

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First American Financial Reports Third Quarter 2023 Results

Title Insurance and Services

($ in millions, except average revenue per order)

	Three Months Ended
	September 30,
	2023	2022
Total revenues	$1,524.4	$1,883.0

Income before taxes	$160.3	$184.6
Pretax margin	10.5%	9.8%
Adjusted pretax margin	12.0%	13.3%

Title open orders(1)	157,300	206,200
Title closed orders(1)	120,000	160,500

U.S. Commercial
Total revenues	$159.8	$260.2
Open orders	25,200	30,900
Closed orders	14,800	20,600
Average revenue per order	$10,800	$12,600
(1) U.S. direct title insurance orders only.

Total revenues for the Title Insurance and Services segment during the third quarter were $1.5 billion, down 19 percent compared with the same quarter of 2022. Direct premiums and escrow fees declined 25 percent compared with the third quarter of 2022, driven by a 25 percent decline in the number of direct title orders closed and a 2 percent decline in the average revenue per order closed. The average revenue per direct title order decreased to $3,653, primarily attributable to the impact of lower average revenue per order for commercial transactions. Agent premiums, which are recorded on approximately a one-quarter lag relative to direct premiums, declined 27 percent in the current quarter as compared with last year.

Information and other revenues were $240 million during the quarter, down $39 million, or 14 percent, compared with last year. This decline was primarily due to reduced demand for the company’s data and property information products and post-close and document generation services.

Investment income was $142 million in the third quarter, up $37 million, or 35 percent, compared with the same quarter last year. The increase was primarily due to rising interest rates, which drove higher interest income from the company’s cash and investment portfolio, escrow balances and tax-deferred property exchange balances. The impact of higher interest rates was partly offset by lower average balances, primarily in the company’s escrow and tax-deferred exchange balances. Net investment losses totaled $16 million in the current quarter, compared with net investment losses of $67 million in the third quarter of 2022. Net investment losses in the current quarter were primarily due to the change in the fair value of marketable equity securities, compared with net investment losses in the third quarter of last year that were primarily due to losses on the sale of fixed-income securities in connection with the company's tax planning efforts.

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First American Financial Reports Third Quarter 2023 Results

Personnel costs were $469 million in the third quarter, down $86 million, or 15 percent, compared with the same quarter of 2022. The decline in personnel costs was primarily due to lower incentive compensation as a result of the decline in revenue and profitability, and a decline in salary, payroll tax and employee benefit expense, driven by fewer employees. Severance expense in the current quarter totaled $4 million.

Other operating expenses were $243 million in the third quarter, a decrease of $41 million, or 14 percent, compared with the third quarter of 2022. The decrease was primarily attributable to lower production expense across several business units due to lower transaction volumes, and reduced discretionary expense.

The provision for policy losses and other claims was $35 million in the third quarter, or 3.0 percent of title premiums and escrow fees, down from the 4.0 percent loss provision rate in the prior year. The third quarter rate reflects an ultimate loss rate of 3.75 percent for the current policy year and a net decrease of $9 million in the loss reserve estimate for prior policy years.

Depreciation and amortization expense was $46 million in the third quarter, up $6 million, or 15 percent, compared with the same period last year, due to higher amortization of software.

Interest expense was $24 million in the current quarter, up $14 million, or 151 percent from last year primarily due to higher cost of funds on deposit balances at the company's banking operations.

Pretax income for the Title Insurance and Services segment was $160 million in the third quarter, compared with $185 million in the third quarter of 2022. Pretax margin was 10.5 percent in the current quarter, compared with 9.8 percent last year. Adjusted pretax margin was 12.0 percent in the current period, compared with 13.3 percent last year.

Home Warranty

($ in millions)

	Three Months Ended
	September 30,
	2023	2022
Total revenues	$108.2	$104.9

Income before taxes	$9.4	$4.2
Pretax margin	8.7%	4.0%
Adjusted pretax margin	9.3%	5.4%

Total revenues for the Home Warranty segment were $108 million in the third quarter, up 3 percent, compared with the third quarter of 2022. The segment posted pretax income of $9 million this quarter, compared with $4 million last year. The claim loss rate was 55.0 percent in the third quarter, compared with 58.9 percent last year, due to fewer claims and lower claim severity. Home Warranty’s pretax margin was 8.7 percent this quarter, compared with 4.0 percent last year. Adjusted pretax margin was 9.3 percent this quarter, compared with 5.4 percent last year.

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First American Financial Reports Third Quarter 2023 Results

Corporate

Net investment income was a loss of $4 million this quarter, primarily attributable to changes in the value of investments associated with the company’s deferred compensation program. This amount was largely offset by lower personnel expense reflecting returns on the plan participants’ investments.

Net investment losses were $147 million this quarter, compared with losses of $157 million last year, primarily due to unrealized losses recognized in the company’s venture portfolio in both periods.

Overall, the Corporate segment posted a pretax loss of $171 million in the third quarter.

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First American Financial Reports Third Quarter 2023 Results

Teleconference/Webcast

First American’s third quarter 2023 results will be discussed in more detail on Thursday, Oct. 26, 2023, at 11 a.m. EDT, via teleconference. The toll-free dial-in number is +1-877-407-8293. Callers from outside the United States may dial +1-201-689-8349.

The live audio webcast of the call will be available on First American’s website at www.firstam.com/investor. An audio replay of the conference call will be available through Nov. 9, 2023, by dialing +1-201-612-7415 and using the conference ID 13741673. An audio archive of the call will also be available on First American’s investor website.

About First American

First American Financial Corporation (NYSE: FAF) is a premier provider of title, settlement and risk solutions for real estate transactions. With its combination of financial strength and stability built over more than 130 years, innovative proprietary technologies, and unmatched data assets, the company is leading the digital transformation of its industry. First American also provides data products to the title industry and other third parties; valuation products and services; mortgage subservicing; home warranty products; banking, trust and wealth management services; and other related products and services. With total revenue of $7.6 billion in 2022, the company offers its products and services directly and through its agents throughout the United States and abroad. In 2023, First American was named one of the 100 Best Companies to Work For by Great Place to Work® and Fortune Magazine for the eighth consecutive year and was named one of the 100 Best Workplaces for Innovators by Fast Company. More information about the company can be found at www.firstam.com.

Website Disclosure

First American posts information of interest to investors at www.firstam.com/investor. This includes opened and closed title insurance order counts for its U.S. direct title insurance operations, which are posted approximately 10 to 12 days after the end of each month.

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First American Financial Reports Third Quarter 2023 Results

Forward-Looking Statements

Certain statements made in this press release and the related management commentary contain, and responses to investor questions may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain the words “believe,” “anticipate,” “expect,” “intend,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” or “could.” These forward-looking statements include, without limitation, statements regarding future operations, performance, financial condition, prospects, plans and strategies. These forward-looking statements are based on current expectations and assumptions that may prove to be incorrect. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include, without limitation: interest rate fluctuations; changes in conditions of the real estate markets; volatility in the capital markets; unfavorable economic conditions; impairments in the company’s goodwill or other intangible assets; failures at financial institutions where the company deposits funds; regulatory oversight and changes in applicable laws and government regulations, including privacy and data protection laws; heightened scrutiny by legislators and regulators of the company’s title insurance and services segment and certain other of the company’s businesses; regulation of title insurance rates; limitations on access to public records and other data; climate change, health crises, terrorist attacks, severe weather conditions and other catastrophe events; changes in relationships with large mortgage lenders and government-sponsored enterprises; changes in measures of the strength of the company’s title insurance underwriters, including ratings and statutory capital and surplus; losses in the company’s investment portfolio or venture investment portfolio; material variance between actual and expected claims experience; defalcations, increased claims or other costs and expenses attributable to the company’s use of title agents; any inadequacy in the company’s risk management framework or use of models; systems damage, failures, interruptions, cyberattacks and intrusions, or unauthorized data disclosures; innovation efforts of the company and other industry participants and any related market disruption; errors and fraud involving the transfer of funds; failures to recruit and retain qualified employees; the company’s use of a global workforce; inability of the company to fulfill parent company obligations and/or pay dividends; inability to realize anticipated synergies or produce returns that justify investment in acquired businesses; a reduction in the deposits at the company’s federal savings bank subsidiary; claims of infringement or inability to adequately protect the company’s intellectual property; and other factors described in the company’s quarterly report on Form 10-Q for the quarter ended June 30, 2023, as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP Financial Measures

This news release and related management commentary contain certain financial measures that are not presented in accordance with generally accepted accounting principles (GAAP), including an adjusted debt to capitalization ratio, personnel and other operating expense ratios, success ratios, net operating revenues; and adjusted revenues, adjusted pretax income, adjusted pretax margins, adjusted net income, and adjusted earnings per share, for the company, its title insurance and services segment and its home warranty segment. The company is presenting these non-GAAP financial measures because they provide the company’s management and investors with additional insight into the financial leverage, operational efficiency and performance of the company relative to earlier periods and relative to the company’s competitors. The company does not intend for these non-GAAP financial measures to be a substitute for any GAAP financial information. In this news release, these non-GAAP financial measures have been presented with, and reconciled to, the most directly comparable GAAP financial measures. Investors should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures.

Media Contact: Marcus Ginnaty Corporate Communications First American Financial Corporation 714-250-3298	Investor Contact: Craig Barberio Investor Relations First American Financial Corporation 714-250-5214

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First American Financial Reports Third Quarter 2023 Results

First American Financial Corporation
Summary of Consolidated Financial Results and Selected Information
(in millions, except per share amounts and title orders, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Total revenues	$1,481.2	$1,824.3	$4,574.2	$5,920.5

(Loss) income before income taxes	$(1.7)	$(3.2)	$236.0	$268.0
Income tax (benefit) expense	(0.5)	(5.6)	54.8	57.3
Net (loss) income	(1.2)	2.4	181.2	210.7
Less: Net income (loss) attributable to noncontrolling interests	0.5	0.4	(1.5)	2.0
Net (loss) income attributable to the Company	$(1.7)	$2.0	$182.7	$208.7

Net (loss) income per share attributable to stockholders:
Basic	$(0.02)	$0.02	$1.75	$1.94
Diluted	$(0.02)	$0.02	$1.75	$1.93

Cash dividends declared per share	$0.53	$0.52	$1.57	$1.54

Weighted average common shares outstanding:
Basic	104.2	105.3	104.4	107.8
Diluted	104.2	105.5	104.7	108.1

Selected Title Insurance Segment Information
Title orders opened(1)	157,300	206,200	504,500	742,400
Title orders closed(1)	120,000	160,500	354,900	570,600
Paid title claims	$47.5	$43.0	$125.1	$141.0

(1) U.S. direct title insurance orders only.

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First American Financial Reports Third Quarter 2023 Results

First American Financial Corporation
Selected Consolidated Balance Sheet Information
(in millions, unaudited)

	September 30,	December 31,
	2023	2022
Cash and cash equivalents	$1,579.1	$1,223.5
Investments	7,991.2	8,987.2
Goodwill and other intangible assets, net	1,962.5	1,992.0
Total assets	14,677.6	14,955.3
Reserve for claim losses	1,299.5	1,325.3
Notes and contracts payable	1,392.2	1,645.8
Total stockholders’ equity	$4,527.2	$4,664.8

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First American Financial Reports Third Quarter 2023 Results

First American Financial Corporation
Segment Information
(in millions, unaudited)

Three Months Ended		Title	Home	Corporate
September 30, 2023	Consolidated	Insurance	Warranty	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$595.5	$493.7	$101.8	$0.0
Agent premiums	664.5	664.5	—	—
Information and other	245.7	240.1	5.5	0.1
Net investment income	139.1	141.7	1.6	(4.2)
Net investment losses	(163.6)	(15.6)	(0.7)	(147.3)
	1,481.2	1,524.4	108.2	(151.4)
Expenses
Personnel costs	485.8	468.5	19.6	(2.3)
Premiums retained by agents	531.4	531.4	—	—
Other operating expenses	273.8	243.2	20.9	9.7
Provision for policy losses and other claims	91.1	34.8	55.9	0.4
Depreciation and amortization	47.3	46.2	1.2	(0.1)
Premium taxes	17.7	16.4	1.2	0.1
Interest	35.8	23.6	—	12.2
	1,482.9	1,364.1	98.8	20.0
(Loss) income before income taxes	$(1.7)	$160.3	$9.4	$(171.4)

Three Months Ended		Title	Home	Corporate
September 30, 2022	Consolidated	Insurance	Warranty	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$757.8	$655.7	$102.2	$(0.1)
Agent premiums	909.7	909.7	—	—
Information and other	282.3	279.4	2.9	(0.0)
Net investment income	100.6	105.2	1.4	(6.0)
Net investment losses	(226.1)	(67.0)	(1.6)	(157.5)
	1,824.3	1,883.0	104.9	(163.6)
Expenses
Personnel costs	569.8	554.4	19.0	(3.6)
Premiums retained by agents	724.8	724.8	—	—
Other operating expenses	312.1	284.3	18.9	8.9
Provision for policy losses and other claims	131.5	62.7	60.2	8.6
Depreciation and amortization	41.4	40.2	1.4	(0.2)
Premium taxes	23.9	22.6	1.2	0.1
Interest	24.0	9.4	—	14.6
	1,827.5	1,698.4	100.7	28.4
(Loss) income before income taxes	$(3.2)	$184.6	$4.2	$(192.0)

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First American Financial Reports Third Quarter 2023 Results

First American Financial Corporation
Segment Information
(in millions, unaudited)

Nine Months Ended		Title	Home	Corporate
September 30, 2023	Consolidated	Insurance	Warranty	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$1,713.0	$1,416.1	$296.9	$0.0
Agent premiums	1,879.6	1,879.6	—	—
Information and other	722.9	706.0	16.9	(0.0)
Net investment income	423.4	408.2	4.4	10.8
Net investment (losses) gains	(164.7)	(6.2)	0.2	(158.7)
	4,574.2	4,403.7	318.4	(147.9)
Expenses
Personnel costs	1,487.9	1,412.3	59.3	16.3
Premiums retained by agents	1,496.8	1,496.8	—	—
Other operating expenses	804.8	710.4	62.4	32.0
Provision for policy losses and other claims	262.9	109.6	150.1	3.2
Depreciation and amortization	138.9	135.2	3.6	0.1
Premium taxes	47.7	44.2	3.4	0.1
Interest	99.2	61.0	—	38.2
	4,338.2	3,969.5	278.8	89.9
Income (loss) before income taxes	$236.0	$434.2	$39.6	$(237.8)

Nine Months Ended		Title	Home	Corporate
September 30, 2022	Consolidated	Insurance	Warranty	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$2,428.5	$2,114.4	$305.4	$8.7
Agent premiums	2,794.7	2,794.7	—	—
Information and other	900.5	887.8	8.4	4.3
Net investment income	199.2	227.2	3.6	(31.6)
Net investment losses	(402.4)	(90.0)	(6.7)	(305.7)
	5,920.5	5,934.1	310.7	(324.3)
Expenses
Personnel costs	1,789.8	1,750.7	58.3	(19.2)
Premiums retained by agents	2,230.8	2,230.8	—	—
Other operating expenses	992.8	904.7	55.5	32.6
Provision for policy losses and other claims	380.4	196.4	160.7	23.3
Depreciation and amortization	124.0	120.2	3.8	(0.0)
Premium taxes	71.3	67.8	3.4	0.1
Interest	63.4	18.7	—	44.7
	5,652.5	5,289.3	281.7	81.5
Income (loss) before income taxes	$268.0	$644.8	$29.0	$(405.8)

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First American Financial Reports Third Quarter 2023 Results

First American Financial Corporation
Reconciliation of Non-GAAP Financial Measures
(in millions, except margin and per share amounts, unaudited)
Consolidated

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022

Total revenues	$1,481.2	$1,824.3	$4,574.2	$5,920.5
Non-GAAP adjustments:
Less: Net investment losses	(163.6)	(226.1)	(164.7)	(402.4)
Adjusted total revenues	$1,644.8	$2,050.4	$4,738.9	$6,322.9

Pretax (loss) income	$(1.7)	$(3.2)	$236.0	$268.0
Non-GAAP adjustments:
Less: Net investment losses	(163.6)	(226.1)	(164.7)	(402.4)
Plus: Purchase-related intangible amortization	9.6	7.9	28.9	28.9
Adjusted pretax income	$171.5	$230.8	$429.6	$699.3

Pretax margin	(0.1)%	(0.2)%	5.2%	4.5%
Non-GAAP adjustments:
Less: Net investment losses	(9.9)%	(11.1)%	(3.3)%	(6.1)%
Plus: Purchase-related intangible amortization	0.6%	0.4%	0.6%	0.5%
Adjusted pretax margin	10.4%	11.3%	9.1%	11.1%

Net (loss) income	$(1.7)	$2.0	$182.7	$208.7
Non-GAAP adjustments, net of tax:
Less: Net investment (losses) gains	(122.7)	(168.9)	(123.5)	(301.4)
Plus: Purchase-related intangible amortization	7.2	5.9	21.7	21.6
Adjusted net income (loss)	$128.2	$176.8	$327.9	$531.7

Earnings per diluted share (EPS)	$(0.02)	$0.02	$1.75	$1.93
Non-GAAP adjustments, net of tax:
Less: Net investment (losses) gains	$(1.17)	(1.60)	(1.18)	(2.79)
Plus: Purchase-related intangible amortization	$0.07	0.06	0.21	0.20
Adjusted EPS	$1.22	$1.68	$3.14	$4.92

Purchase-related intangible amortization includes amortization of noncompete agreements, customer relationships, and trademarks acquired in business combinations.

Totals may not sum due to rounding.

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First American Financial Reports Third Quarter 2023 Results

First American Financial Corporation
Reconciliation of Non-GAAP Financial Measures
(in millions except margin, unaudited)
By Segment

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Title Insurance and Services Segment
Total revenues	$1,524.4	$1,883.0	$4,403.7	$5,934.1
Non-GAAP adjustments:
Less: Net investment losses	(15.6)	(67.0)	(6.2)	(90.0)
Adjusted total revenues	$1,540.0	$1,950.0	$4,409.9	$6,024.1

Pretax income	$160.3	$184.6	$434.2	$644.8
Non-GAAP adjustments:
Less: Net investment losses	(15.6)	(67.0)	(6.2)	(90.0)
Plus: Purchase-related intangible amortization	9.6	7.9	28.8	28.8
Adjusted pretax income	$185.5	$259.5	$469.2	$763.6

Pretax margin	10.5%	9.8%	9.9%	10.9%
Non-GAAP adjustments:
Less: Net investment losses	(0.9)%	(3.1)%	(0.1)%	(1.3)%
Plus: Purchase-related intangible amortization	0.6%	0.4%	0.6%	0.5%
Adjusted pretax margin	12.0%	13.3%	10.6%	12.7%

Home Warranty Segment
Total revenues	$108.2	$104.9	$318.4	$310.7
Non-GAAP adjustments:
Less: Net investment (losses) gains	(0.7)	(1.6)	0.2	(6.7)
Adjusted total revenues	$108.9	$106.5	$318.2	$317.4

Pretax income	$9.4	$4.2	$39.6	$29.0
Non-GAAP adjustments:
Less: Net investment (losses) gains	(0.7)	(1.6)	0.2	(6.7)
Adjusted pretax income	$10.1	$5.8	$39.4	$35.7

Pretax margin	8.7%	4.0%	12.4%	9.3%
Non-GAAP adjustments:
Less: Net invesment losses	(0.6)%	(1.4)%	---%	(1.9)%
Adjusted pretax margin	9.3%	5.4%	12.4%	11.2%

Purchase-related intangible amortization includes amortization of noncompete agreements, customer relationships, and trademarks acquired in business combinations.

Totals may not sum due to rounding.

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First American Financial Reports Third Quarter 2023 Results

First American Financial Corporation
Expense and Success Ratio Reconciliation
Title Insurance and Services Segment
($ in millions, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Total revenues	$1,524.4	$1,883.0	$4,403.7	$5,934.1
Less: Net investment losses	(15.6)	(67.0)	(6.2)	(90.0)
Net investment income	141.7	105.2	408.2	227.2
Premiums retained by agents	531.4	724.8	1,496.8	2,230.8
Net operating revenues	$866.9	$1,120.0	$2,504.9	$3,566.1

Personnel and other operating expenses	$711.7	$838.7	$2,122.7	$2,655.4
Ratio (% net operating revenues)	82.1%	74.9%	84.7%	74.5%
Ratio (% total revenues)	46.7%	44.5%	48.2%	44.7%

Change in net operating revenues	$(253.1)		$(1,061.2)
Change in personnel and other operating expenses	(127.0)		(532.7)
Success Ratio(1)	50%		50%

(1) Change in personnel and other operating expenses divided by change in net operating revenues.

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First American Financial Reports Third Quarter 2023 Results

First American Financial Corporation
Supplemental Direct Title Insurance Order Information(1)
(unaudited)

	Q323	Q223	Q123	Q422	Q322
Open Orders per Day
Purchase	1,461	1,584	1,459	1,168	1,685
Refinance	356	355	349	363	517
Refinance as % of residential orders	20%	18%	19%	24%	23%
Commercial	399	402	412	391	482
Default and other	280	387	564	546	538
Total open orders per day	2,497	2,728	2,784	2,469	3,222

Closed Orders per Day
Purchase	1,141	1,171	936	1,081	1,371
Refinance	280	279	248	337	463
Refinance as % of residential orders	20%	19%	21%	24%	25%
Commercial	236	239	241	293	322
Default and other	249	315	294	310	351
Total closed orders per day	1,905	2,005	1,719	2,021	2,508

Average Revenue per Order (ARPO)(2)
Purchase	$3,474	$3,472	$3,302	$3,292	$3,365
Refinance	1,227	1,258	1,283	1,245	1,228
Commercial	10,763	11,614	9,926	13,780	12,614
Default and other	469	314	315	332	329

Total ARPO	$3,653	$3,640	$3,428	$4,020	$3,734

Business Days	63	64	62	62	64

(1) U.S. operations only.
(2) Average revenue per order (ARPO) defined as direct premiums and escrow fees divided by closed title orders.

Totals may not sum due to rounding.

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